Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1)	Registration Statement (Form S-3 No. 333-120692),

2)	Registration Statement (Form S-3 No. 333-173951),

3)	Registration Statement (Form S-3 No. 333-94782),

4)	Registration Statement (Form S-3 No. 333-22211),

5)	Registration Statement (Form S-3 No. 333-43267),

6)	Registration Statement (Form S-3 No. 333-39282) ,

7)	Registration Statement (Form S-3 No. 333-65592), and

8)	Registration Statement (Form S-3 No. 333-125571) of Liberty Property Trust and Liberty Property Limited Partnership,

9)	Registration Statement (Form S-3 No. 333-14139),

10)	Registration Statement (Form S-3 No. 333-53297),

11)	Registration Statement (Form S-3 No. 333-63115),

12)	Registration Statement (Form S-3 No. 333-37218),

13)	Registration Statement (Form S-3 No. 333-45032),

14)	Registration Statement (Form S-3 No. 333-63494),

15)	Registration Statement (Form S-3 No. 333-63978),

16)	Registration Statement (Form S-3 No. 333-91702),

17)	Registration Statement (Form S-3 No. 333-107482),

18)	Registration Statement (Form S-3 No. 333-108040),

19)	Registration Statement (Form S-3 No. 333-114609),

20)	Registration Statement (Form S-3 No. 333-118994),

21)	Registration Statement (Form S-3 No. 333-130948),

22)	Registration Statement (Form S-3 No. 333-125572),

23)	Registration Statement (Form S-3 No. 333-122365),

24)	Registration Statement (Form S-3 No. 333-159731),

25)	Registration Statement (Form S-3 No. 333-163572),

26)	Registration Statement (Form S-3 No. 333-173950),

27)	Registration Statement (Form S-8 No. 333-141314) pertaining to the Liberty Property Trust Amended and Restated Share Incentive Plan,

28)	Registration Statement (Form S-8 No. 333-32244) pertaining to the Liberty Property Trust Amended and Restated Share Incentive Plan,

29)	Registration Statement (Form S-8 No. 333-62504) pertaining to the Liberty Property Trust Amended and Restated Share Incentive Plan,

30)	Registration Statement (Form S-8 No. 333-62506) pertaining to the Liberty Property Trust Amended and Restated Share Incentive Plan,

31)	Registration Statement (Form S-8 No. 333-118995) pertaining to the Liberty Property Trust Amended and Restated Share Incentive Plan, and

32)	Registration Statement (Form S-8 No. 333-159732) pertaining to the Liberty Property Trust Amended and Restated Share Incentive Plan, and in the related Prospectuses, and

33)	Registration Statement (Form S-8 No. 333 - 175263) pertaining to the Liberty Property Trust Amended and Restated Employee Stock Purchase Plan

of our reports dated February 26, 2013, with respect to the consolidated financial statements and schedule of Liberty Property Trust and the effectiveness of internal control over financial reporting of Liberty Property Trust, included in this Annual Report (Form 10-K) for the year ended December 31, 2012.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
February 26, 2013